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                                                                   EXHIBIT 10.23

                              INDEMNITY AGREEMENT

  THIS INDEMNITY AGREEMENT ("Agreement") is made as of June 21, 1997 (the "Closing Date") among (i) MARRIOTT SENIOR LIVING SERVICES, INC., a Delaware corporation ("MSLS") and MARRIOTT INTERNATIONAL, INC., a Delaware corporation ("MII," and collectively with MSLS, "MI"), and (ii) HMC SENIOR COMMUNITIES, INC., a Delaware corporation ("HMCSC") and HOST MARRIOTT CORPORATION, a Delaware corporation ("Host Marriott," and collectively with HMCSC, "Host").

                                   RECITALS

  On the Closing Date, MSLS is selling to HMCSC all of the issued and outstanding stock ("Stock") of Forum Group, Inc., an Indiana corporation (the "Company"), pursuant to the Stock Purchase Agreement dated as of the Closing Date between Host Marriott and MSLS (the "Purchase Agreement"). As a condition to the sale and purchase of the Stock, MI and Host have each agreed to indemnify the other as set forth in this Agreement.

  NOW, THEREFORE, in consideration of the foregoing premises, of the mutual covenants set forth in this Agreement, and of other good and valuable consideration, the receipt and sufficiency of which are acknowledged, MI and Host agree as follows:


                               I. INTERPRETATION

  1.1 DEFINITIONS. As used in this Agreement, capitalized terms shall have the meanings indicated in the Purchase Agreement, and the following capitalized terms shall have the meanings indicated:

       ACCRUED NOMURA FEE: the "Exit Fee" payable by the Company pursuant to
Section 3.01 of the Credit Agreement dated September 1, 1995 between Nomura Asset Capital Corporation and the Company as in effect on the date of this Agreement.

       CDLP INVESTMENT AGREEMENT: the Investment Agreement dated as of May 17, 1995 between Forum Alpha Investments, Inc. and CDLP Partners, Ltd., as in effect on the date of this Agreement.

       CLAIMS: any and all claims, demands, suits, causes of action, administrative or regulatory proceedings, governmental investigations, arbitration proceedings or mediation proceedings which assert that a Liability is or may be due and payable.
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       COLLECTIVE BARGAINING AGREEMENTS: collectively, (i) the Agreement between
Forum Group, Inc. d/b/a Foulk Manor South and Amalgamated Local Union 747 Health Care Employees' Union, Effective August 1, 1995, and (ii) Agreement between
Forum Group, Inc. d/b/a Shipley Manor and Amalgamated Local Union 747 Health
Care Employees' Union, Effective August 1, 1995.

       ENVIRONMENTAL LIABILITIES: all Liabilities in connection with the Communities that result from, relate to, arise out of or are based upon any Environmental Laws.

       INDEMNIFIABLE CLAIM:  as defined in Section 5.1.

       INDEMNIFIED PARTY:  as defined in Section 5.1.

       INDEMNIFYING PARTY:  as defined in Section 5.1.

       LIABILITIES: any and all liabilities, indebtedness, obligations, losses, damages, claims, assessments, fines, penalties, costs, fees and expenses of every kind, nature or description, whether fixed or contingent, known or unknown, suspected or unsuspected, or foreseen or unforeseen, and whether based on contract, tort, statute or other legal or equitable theory of recovery, including interest which may be imposed in connection therewith, court costs, costs resulting from any judgments, orders, awards, decrees or equitable relief, and reasonable fees and disbursements of counsel, consultants and expert witnesses.

       MAJORITY-OWNED SUBSIDIARY: any Subsidiary of the Company not wholly owned, directly or indirectly, by the Company immediately after Closing. In the event that subsequent to Closing, Host shall acquire, directly or indirectly, all of the ownership of any Majority-Owned Subsidiary, then such Majority-Owned Subsidiary shall cease to be a Majority-Owned Subsidiary for purposes of this Agreement.

       POST-CLOSING LIABILITIES: any and all Liabilities of the Company and/or any Subsidiary which accrue, arise, are entered into or relate to periods, events or circumstances on or after the Closing Date.

       PRE-CLOSING LIABILITIES: any and all Liabilities of the Company and/or any Subsidiary which accrue, arise, are entered into or relate to periods, events or circumstances prior to the Closing Date.

  1.2 INTEGRATION. This Agreement, the Purchase Agreement and the Tax Agreement contain the final and entire understanding of the parties hereto with respect to the subject matter of this Agreement, and supersede all prior negotiations, commitments, agreements and understandings, both written and oral,

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among the parties or any of them with respect to the subject matter of this
Agreement.

  1.3 DOCUMENTARY CONVENTIONS. This Agreement shall be governed by the Documentary Conventions.


                           II. INDEMNIFICATION BY MI

  2.1 INDEMNIFICATION. Subject to the exclusions set forth in Section 2.2 and the other terms of this Agreement, MI shall indemnify Host and its Affiliates (including the Company and each Subsidiary), and their respective officers, directors, members, and partners, against, and hold Host and its Affiliates (including the Company and each Subsidiary), and their respective officers, directors, members, and partners, harmless from, the following:

       2.1.1 All Pre-Closing Liabilities, including such Liabilities as may result from, relate to or arise out of the pending Claims described on Exhibit A;

       2.1.2 All Liabilities for repayment, refunding or reimbursement to any Resident of all or any portion of any Lifecare Payment received prior to the Closing Date in respect of Base Lifecare Contracts, together with such interest thereon as may be required by law or by the terms of the applicable Lifecare Contract, provided that prior to seeking indemnification under this Section 2.1.2, all Lifecare Reserves relating to the applicable Base Lifecare Contract that may at such time be used to repay, refund or reimburse any Resident for a Lifecare Payment are so used;

       2.1.3 All Liabilities that result from, relate to or arise out of the creation, maintenance and disbursement of any Lifecare Reserve held or required to be held with respect to any Base Lifecare Contract, except to the extent such Liabilities result from the negligence or willful misconduct after the Closing Date of the Company or any of its Subsidiaries or Affiliates (it being understood that all Lifecare Reserves held or required to be held with respect to any Base Lifecare Contracts after the Closing Date are to be held, maintained and disbursed by MSLS pursuant to management or operating agreements to the extent permitted by applicable law);

       2.1.4  The Liability to pay the Accrued Nomura Fee;

       2.1.5 All Liabilities that result from, relate to, arise out of or under, or are based upon (i) any Plan, or any contract or agreement listed on Exhibit C-10 to the Purchase Agreement, whether accruing before or after the Closing Date, except to the extent such Liability is treated as an "Operating Expense" under a New Operating Agreement (whether such New Operating Agreement is executed on the

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Closing Date or attached as an exhibit to any Transition Agreement), taking into account the provisions of Sections 6.9.4 and 6.9.5 of the Purchase Agreement,
(ii) the employment or hiring practices of the Company or any of its Subsidiaries prior to the Closing Date, or (iii) the employment or termination of employment of any person by the Company or any Affiliate of the Company (including each Subsidiary) prior to the Closing Date (including any workers' compensation taxes or premiums);

       2.1.6 All Liabilities, whether accrued before or after the Closing Date, relating to or arising out of any Excluded Asset, Excluded Community, or Excluded Subsidiary;

       2.1.7 All Liabilities that result from the inaccuracy of any representation or warranty in any material respect made by MSLS in the Purchase Agreement;

       2.1.8 The failure of MSLS to perform any covenant of MSLS in the Purchase Agreement;

       2.1.9 All Liabilities that result from, relate to, arise out of or under, or are based upon any Collective Bargaining Agreement, whether accruing before or after the Closing Date, except for Liabilities accruing from and after the Closing Date which constitute "Operating Expenses" under any New Operating Agreement (whether such New Operating Agreement is executed on the Closing Date or attached as an exhibit to any Transition Agreement), taking into account the provisions of Section 6.9.4 and 6.9.5 of the Purchase Agreement;

       2.1.10 All Pre-Closing Liabilities of the Company as manager under the FRP Management Agreement, the FRC-I Management Agreement, and the FFI Management Agreement, and all Post-Closing Liabilities of the Company as manager under the FRP Management Agreement, the FRC-I Management Agreement, and the FFI Management Agreement arising from the fact that the Company may remain obligated as a party under such Management Agreements;

       2.1.11 All Liabilities which arise under the CDLP Investment Agreement from or in connection with the acquisition of any senior living facility, except for Liabilities indemnifiable by Host pursuant to Section 3.1.2; and

       2.1.12 All costs and expenses relating to the defense of any Claims which assert Liabilities described in this Section 2.1, including the reasonable fees and disbursements of counsel.

  2.2 EXCLUSIONS. The following Liabilities shall be excluded from the indemnification obligation described in Section 2.1:

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       2.2.1  Current Liabilities to the extent such Current Liabilities are set forth on the Final Closing Accounting;

       2.2.2 The principal amount of the Existing Financing to the extent such principal amount is set forth in Section 4.20 of the Purchase Agreement, all interest and other charges accruing on such principal from and after the Closing Date (but expressly excluding the Accrued Nomura Fee), and all other Liabilities in respect of the Existing Financing or under the Existing Financing Documents accruing on or after the Closing Date (but expressly excluding the Accrued Nomura Fee);

       2.2.3 All Liabilities for the return of Deposits to the extent such Deposits are set forth on the Final Closing Accounting;

       2.2.4 All Liabilities for or in connection with Taxes (which shall be governed by the Tax Agreement);

       2.2.5 Liability for amounts payable in respect of any Lease, Equipment Lease, Commercial Lease, Residence Agreement (other than as specifically set forth in Section 2.1.2 or 2.1.3), Contract, Medicaid/Medicare Contract, and any Restrictive Agreement, which accrue from and after the Closing Date and which do not arise as a result of any breach or default on the part of MI, the Company or any Subsidiary prior to the Closing Date;

       2.2.6 Liability for amounts payable by the owner in respect of the FRP Management Agreement, the FRC-I Management Agreement, and the FFI Management Agreement, which accrue from and after the Closing Date and which do not arise as a result of any breach or default on the part of MI, the Company or any Subsidiary prior to the Closing Date;

       2.2.7 Liability for the payment of deferred management fees by FRP to the Company in respect of the FRP Management Agreement for periods prior to January 1, 1994;

       2.2.8 Liability for repayment, refunding or reimbursement to any Resident of all or any portion of any Lifecare Payments received prior to the Closing Date in respect of Excess Lifecare Contracts, to the extent such Lifecare Payments are set forth on the Final Closing Accounting;

       2.2.9  All Liabilities indemnifiable by Host pursuant to Section 3.1; and

       2.2.10 All Environmental Liabilities, which shall be governed exclusively by Article IV.

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  2.3  ACKNOWLEDGEMENT OF "AS IS" PURCHASE.  HOST ACKNOWLEDGES THAT EXCEPT FOR
THE REPRESENTATIONS, WARRANTIES AND COVENANTS EXPRESSLY SET FORTH IN THE PURCHASE AGREEMENT AND THE OTHER TRANSACTION DOCUMENTS, (I) HOST IS ACCEPTING THE LAND, IMPROVEMENTS, PERSONAL PROPERTY, AND ANY PERSONAL PROPERTY SUBJECT TO ANY EQUIPMENT LEASE, IN ITS "AS IS, WHERE IS" CONDITION AS OF THE CLOSING DATE, AND (II) MI IS MAKING NO REPRESENTATIONS OR WARRANTIES CONCERNING, AND SHALL HAVE NO LIABILITY TO HOST WITH RESPECT TO, THE USE OR CONDITION OF THE LAND, IMPROVEMENTS, PERSONAL PROPERTY, OR PERSONAL PROPERTY SUBJECT TO ANY EQUIPMENT LEASE, INCLUDING ANY IMPLIED WARRANTY OF MERCHANTABILITY AND ANY IMPLIED WARRANTY OF FITNESS FOR A PARTICULAR PURPOSE.


                         III. INDEMNIFICATION BY HOST

  3.1 INDEMNIFICATION. Subject to the terms of this Agreement, Host shall indemnify MI and its Affiliates, and their respective officers, directors, members, and partners, against, and hold MI and its Affiliates, and their respective officers, directors, members, and partners, harmless from, the following:

       3.1.1 All Post-Closing Liabilities, other than any Liabilities set forth in Section 2.1;

       3.1.2 All Post-Closing Liabilities which arise under the CDLP Investment Agreement from or in connection with the acquisition, on or after the Closing Date, of any senior living facility by the Company or any Person in which the Company, directly or indirectly, owns an interest;

       3.1.3 All Liabilities for repayment, refunding or reimbursement to any Resident of all or any portion of any Lifecare Payment received prior to the Closing Date in respect of Excess Lifecare Contracts to the extent such Lifecare Payments are set forth on the Final Closing Accounting, together with such interest thereon as may be required by law or by the terms of the applicable Lifecare Contract, except to the extent such Liabilities result from the negligence or willful misconduct after the Closing Date of MSLS or any of its Subsidiaries or Affiliates (it being understood that all Lifecare Reserves held or required to be held with respect to any Excess Lifecare Contracts after the Closing Date are to be held, maintained and disbursed by MSLS pursuant to management or operating agreements to the extent permitted by law);

       3.1.4 The inaccuracy of any representation or warranty in any material respect made by Host Marriott in the Purchase Agreement;

       3.1.5 The failure of Host Marriott to perform any covenant in the Purchase Agreement;

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       3.1.6 All Liabilities arising out of any negligent act or omission or willful misconduct on the part of Host and its Affiliates, and their agents and representatives, during their entry onto the Communities prior to the Closing Date in connection with the due diligence investigation performed for the acquisition of the Company pursuant to the Purchase Agreement;

       3.1.7 All Liabilities which are expressly excluded from MI's indemnification obligations pursuant to Section 2.2, other than Liabilities for or in connection with Taxes (which shall be governed by the Tax Agreement) and Environmental Liabilities (which shall be governed by Article IV); and

       3.1.8 All costs and expenses relating to the defense of any Claims which assert Liabilities described in this Section 3.1, including the reasonable fees and disbursements of counsel.

  3.2 EXCLUSIONS. The following Liabilities shall be excluded from the indemnification obligation described in Section 3.1:

       3.2.1 Any Liability which results from, relates to or arises out of the inaccuracy of any representation or warranty made by MSLS in any material respect in the Purchase Agreement or any Transaction Document executed pursuant to the Purchase Agreement;

       3.2.2  All Liabilities indemnifiable by MI pursuant to Section 2.1; and

       3.2.3 All Environmental Liabilities, which shall be governed exclusively by Article IV.


                              IV. ENVIRONMENTAL MATTERS

  4.1 ALLOCATION OF ENVIRONMENTAL LIABILITIES. It is the intent of the parties that all Environmental Liabilities shall be allocated between MI and Host in the same manner as such Environmental Liabilities would have been allocated under applicable Environmental Laws (i) had MI (rather than the Company, its Subsidiaries or Affiliates) owned title to the Communities and the related assets prior to the Closing Date during the period in which the Company, its Subsidiaries and/or Affiliates owned title to such Communities and assets, and
(ii) had Host directly acquired title to such Communities and assets on the Closing Date (rather than acquiring the Stock of the Company) and continued to own such Communities and assets during the period commencing on the Closing Date and continuing until their transfer or other disposition to a Person which is not an Affiliate of Host. Therefore, the following shall apply:

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       4.1.1 MI shall pay and/or reimburse Host for (and shall indemnify Host and its Affiliates, and their respective officers, directors, members, and partners, against, and hold Host and its Affiliates, and their respective officers, directors, members, and partners, harmless from) all Environmental Liabilities that would, under applicable Environmental Laws, be the responsibility of MI had MI (rather than the Company, its Subsidiaries or Affiliates) owned title to the Communities and the related assets during the period prior to the Closing Date in which the Company, its Subsidiaries and/or Affiliates owned title to the Communities and the related assets, and had Host directly acquired title to the Communities and related assets on the Closing Date; and

       4.1.2 Host shall pay and/or reimburse MI for (and shall indemnify MI and its Affiliates, and their respective officers, directors, members, and partners, against, and hold MI and its Affiliates, and their respective officers, directors, members, and partners, harmless from) all Environmental Liabilities that would, under applicable Environmental Laws, be the responsibility of Host during the period commencing on the Closing Date and continuing until the transfer or other disposition of each Community or asset to a Person which is not an Affiliate of Host, had Host acquired title to the Communities and related assets on the Closing Date (rather than acquiring the Stock of the Company).

  4.2 NO THIRD PARTY RIGHTS. The allocation of Environmental Liabilities set forth in Section 4.1 shall be solely as between Host and MI, and their respective Affiliates, officers, directors, members, and partners, and shall not be for the benefit of, or be enforceable by, any other Person.

  4.3 PROCEDURES. The parties will cooperate with and assist each other in addressing any matters relating to Environmental Liabilities so that the total exposure of the parties for Environmental Liabilities is, to the extent possible, minimized.


                              V. INDEMNIFICATION PROCEDURES

  5.1 NOTICE. In the event that Host, the Company or any Subsidiary on the one hand, or MI on the other hand (as applicable, an "Indemnifying Party"), is liable under Article II, III or IV to indemnify or hold harmless any other Person (as applicable, an "Indemnified Party") for a Liability, or a Claim by a third party subject to indemnification under Article II, III or IV is asserted against the Indemnified Party (an "Indemnifiable Claim"), the Indemnified Party shall promptly notify the Indemnifying Party of such Liability or Claim, and, in the case of an Indemnifiable Claim, such notice shall be given within thirty
(30) days after the Indemnified Party's receipt of a written assertion of liability from the third party. Such notice shall describe the facts and circumstances giving rise to such Liability or Claim, and the type and amount of Liability incurred or threatened, to

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the extent known by the Indemnified Party. Any failure by the Indemnified Party to so notify the Indemnifying Party shall not foreclose the indemnification obligations of the Indemnifying Party unless and only to the extent the Indemnifying Party incurs out-of-pocket expenses (in addition to any out-of-pocket expenses which it otherwise would have incurred had notice been given promptly) or otherwise has been materially prejudiced by such failure. The Indemnified Party shall cooperate fully in the investigation of such Liability or Claim by the Indemnifying Party, and shall make available such books and records as may be necessary in connection therewith.

  5.2 ELECTION OF INDEMNIFYING PARTY TO DEFEND. Within thirty (30) days after receipt of notice of a Claim pursuant to Section 5.1 (or within such lesser period of time as may be required under the circumstances), the Indemnifying Party may elect to defend, contest or otherwise protect the Indemnified Party against the Claim at its own cost and expense. Such election shall be by written notice to the Indemnified Party given within such thirty (30) day (or lesser) period, and shall be accompanied by the Indemnifying Party's acknowledgment, in form and substance reasonably satisfactory to the Indemnified Party, that it shall indemnify the Indemnified Party for the Liability asserted by such Claim in the event such Liability is incurred. In the event the Indemnifying Party so elects to defend such Claim, the Indemnified Party may, but shall not be obligated to, participate at its own cost and expense (not subject to indemnification) in the defense of such Claim by counsel of its own choosing, but the Indemnifying Party shall be entitled to control the defense unless the Indemnified Party has relieved the Indemnifying Party from liability with respect to the particular Liability. The Indemnified Party shall cooperate and provide such assistance as the Indemnifying Party may reasonably request in connection with the Claim, provided that the Indemnifying Party reimburses the Indemnified Party for all reasonable out-of-pocket costs incurred in connection with such cooperation and assistance. In connection with its defense of any Claim, the Indemnifying Party shall have the right to settle and compromise such Claim, provided that the Indemnified Party is released from Liability in connection with the Claim so settled or compromised.

  5.3 RIGHT OF INDEMNIFIED PARTY TO DEFEND. In the event the Indemnifying Party does not elect to defend such Claim, or fails to defend, contest or otherwise protect against any such Claim, the Indemnified Party may, but shall not be obligated to, defend, contest or otherwise protect against the same, and make any compromise or settlement thereof, and the Indemnifying Party shall be bound by the results obtained by the Indemnified Party. The Indemnified Party shall have the right to recover from the Indemnifying Party all reasonable costs and expenses incurred by it in connection with such defense or contest, including reasonable attorneys' fees, disbursements and all amounts paid as a result of such Claim or the compromise or settlement of such Claim.

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  5.4  EXCEPTIONS TO DEFENSE.  Notwithstanding Section 5.2, the Indemnifying
Party shall not have the right to undertake the defense or contest of any Claim on behalf of the Indemnified Party if, in the reasonable judgment of the Indemnified Party, upon advice of counsel, the course of action proposed by the Indemnifying Party (i) does not have a substantial basis, (ii) may subject the Indemnified Party to criminal liabilities, penalties or similar sanctions, or
(iii) has a reasonable likelihood of resulting in the imposition of liens or other charges against the assets of the Indemnified Party, other than potential liens resulting solely from a possible adverse judgment, or liens which the Indemnifying Party has bonded off or otherwise released pending completion of litigation. In such event, the Indemnified Party may assume the exclusive right to defend, compromise or settle such Claim, but the Indemnifying Party shall not be bound by any compromise or settlement made without its consent (which consent shall not be unreasonably withheld).

  5.5 PAYMENT OF LIABILITY. Within thirty (30) days of receipt of notice of a Liability pursuant to Section 5.1, or the imposition of a Liability as a result of the adjudication of a Claim pursuant to Section 5.2 or 5.3, the Indemnifying Party shall (i) pay such Liability, or (ii) in the event the Indemnified Party has previously paid such Liability, reimburse the Indemnified Party for payment of such Liability together with interest on such amount at the Interest Rate from the date of payment by the Indemnified Party through the date of receipt of reimbursement by the Indemnified Party.

  5.6  EXCEPTION FOR DE MINIMIS CLAIMS.

       5.6.1 Notwithstanding anything to the contrary in the Purchase Agreement or this Agreement (other than Section 5.6.2), (i) MI shall not be required to indemnify or hold harmless any Indemnified Party for any Liability or Claim if
(a) such Liability (or the potential Liability in the case of a Claim) is in the amount of $50,000 or less and (b) such Liability (or the potential Liability in
                          ---
the case of a Claim), together with all other Liabilities for which MI is not responsible as a result of this Section 5.6, is less than $250,000 in the aggregate, and (ii) Host shall not be required to indemnify or hold harmless any Indemnified Party for any Liability or Claim if such Liability (or the potential Liability in the case of a Claim), together with all other Liabilities for which Host is not responsible as a result of this Section 5.6, is less than $100,000 in the aggregate. Notwithstanding the foregoing, if a Claim is asserted in excess of the foregoing thresholds, and the Indemnifying Party defends such Claim, but the ultimate Liability (including all defense costs) in connection with such Claim equals or is less than such thresholds, such Claim will be treated as a Liability covered by clause (i)(a) or (b) (in the case of MI) or clause (ii) (in the case of Host), as applicable, and the Indemnified Party shall, subject to the other terms of this Agreement, reimburse the Indemnifying Party for all Liabilities incurred in connection therewith.

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  5.6.2  The limitation set forth in Section 5.6.1 shall not apply to the indemnification obligation of MI with respect to the following: pending Claims described on Exhibit A, Sections 2.1.2, 2.1.3, 2.1.4, 2.1.6, and 2.1.8, and any Plan or contract or agreement described on Exhibit C-10 to the Purchase Agreement and referenced in Section 2.1.5. The limitation set forth in Section
5.6.1 shall not apply to the indemnification obligation of Host with respect to the following: Section 3.1.1 (but only to the extent that the Liabilities described in Section 3.1.1 constitute "Operating Expenses" under any New Operating Agreement (whether such Operating Agreement is executed on the Closing Date or attached as an exhibit to any Transition Agreement)), 3.1.3, 3.1.5,
3.1.6 and 3.1.7.

  5.7 LIMITATION ON DAMAGES. Notwithstanding anything to the contrary in the Purchase Agreement or this Agreement, neither MI nor Host, nor their respective Affiliates, shall, in connection with any Indemnifiable Claim pursuant to this Agreement, seek or be liable for (i) any punitive damages, or (ii) consequential damages (including damages for lost profits, loss of business reputation and opportunity) in excess of twenty-five percent (25%) of actual damages incurred with respect to such Indemnifiable Claim. The foregoing limitation shall not apply to the extent that such punitive damages, or consequential damages (including damages for lost profits, loss of business reputation or opportunity), are awarded to a third party with respect to a matter which is an Indemnifiable Claim.

  5.8 EXCLUSIVE REMEDY. The covenants set forth in this Agreement shall constitute the sole and exclusive remedy for any claims made by any of the parties to this Agreement or their Affiliates based on, related to or arising with respect to the Purchase Agreement. In no event shall a breach of such a representation or warranty be used as evidence of or deemed to constitute bad faith, misconduct or fraud, except to the extent that any party or its Affiliates or any of their respective directors, employees or officers directly and actively engaged in the Transaction had actual knowledge of information which was materially inconsistent with any of the representations or warranties set forth in the Purchase Agreement and willfully and knowingly failed to disclose such information. Nothing set forth in this Section 5.8 shall limit the right of any party to seek or obtain specific performance or other injunctive relief with respect to covenants contained in the Purchase Agreement.

  5.9  MITIGATION.

       5.9.1 The Indemnified Party shall take all reasonable steps to mitigate all Liabilities and Claims, including availing itself as reasonably directed by the Indemnifying Party of any defenses, limitations, rights of contribution, claims against third parties and other rights at law (it being understood that any out-of-pocket costs paid to third parties in connection with such mitigation shall constitute Liabilities), and shall provide such evidence and documentation of the nature and extent of any Liability as may be reasonably requested by the Indemnifying Party.

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

       5.9.2 Each party shall act in a commercially reasonable manner in addressing any Liabilities that may provide the basis for an Indemnifiable Claim (that is, each party shall respond to such Liability in the same manner that it would respond to such Liability in the absence of the indemnification provided for in this Agreement). Any Liabilities subject to indemnification under this Agreement shall be reduced by the dollar amount of any insurance proceeds actually received by the Indemnified Party with respect to such Liabilities.

  5.10 LIMITATION FOR MAJORITY-OWNED SUBSIDIARIES. In the event any Majority-Owned Subsidiary or any Subsidiary of any Majority-Owned Subsidiary incurs any Liability which would be the basis for an Indemnifiable Claim under this Agreement, the indemnification obligation of MI under this Agreement shall extend only to Host and those of its Affiliates which are not Majority-Owned Subsidiaries (as opposed to extending to such Majority-Owned Subsidiary). The calculation of the amount of such Liability shall be determined by multiplying the total amount of such Liability by the percentage of ownership interests in the Majority-Owned Subsidiary owned, directly or indirectly, by Host as of the date that the indemnification payment is due under this Agreement.

  5.11 NO SET-OFFS. Amounts payable by the Indemnifying Party to the Indemnified Party under this Agreement shall be paid without set-off, counterclaim or deduction. Without limiting the generality of the foregoing, MI waives any right to set-off against amounts payable under this Agreement any amounts which may be payable by Host under the Guaranty or any Expansion Guaranty.

  5.12 PENDING CLAIMS. Host and MI acknowledge that as of the Closing Date, the Claims set forth on Exhibit A have been threatened, asserted and/or are pending. MI shall undertake, or continue to undertake, the defense of such Claims in accordance with this Article V, and shall indemnify Host, the Company and each Subsidiary against any Liability in respect of such Claims in accordance with Article II and the other provisions of this Agreement.

  5.13 ATTORNEYS' FEES AND COSTS. In the event of a default by any party in making any payments under this Agreement, the non-defaulting party shall have the right to recover reasonable attorneys' fees and court costs incurred in connection with such default.

  5.14 SURVIVAL. All indemnification provided for in this Agreement shall survive Closing and, except as set forth in the next sentence, shall continue without limitation (other than applicable statutes of repose). The indemnification set forth in Sections 2.1.7 and 3.1.4 shall terminate on the second anniversary of the Closing Date (except for Liabilities as to which the Indemnified Party has previously notified the Indemnifying Party pursuant to
Section 5.1) with respect to all of the representations and warranties set forth in the Purchase Agreement, other than the following sections of the Purchase Agreement (which shall be governed by the first sentence of this Section 5.14): 4.1, 4.2, 4.3 (first sentence, and second sentence only with respect to the agreements referenced therein have not been provided to Host prior to the Closing Date), 4.5, 4.6, 4.7, 4.8, 4.9, 4.29 (survival limited to five years from the Closing Date), 4.31, 4.32, and 4.33. Expiration of the indemnification provisions referenced in the foregoing sentence shall not affect the continuing validity of any other indemnification provision in this Agreement.

  5.15 STRADDLING LIABILITIES. The parties acknowledge that certain Liabilities of the Company and/or any Subsidiary may arise from ongoing conduct or practices at one or more of the Communities that occur both prior to and after Closing, including conduct and practices that may violate Legal Requirements or be the basis of Claims by third parties. Host and MI shall allocate such Liabilities as follows: (i) Liabilities attributable to such ongoing conduct and practices prior to Closing shall be treated for all purposes as Pre-Closing Liabilities and (ii) Liabilities attributable to such ongoing conduct and practices from and after Closing will be evaluated under the New Operating Agreement for the applicable Community (for example, they may be treated as "Operating Expenses" thereunder or as matters that are indemnifiable by the "Operator" thereunder). Notwithstanding any other provision herein, nothing in this Agreement shall enlarge, diminish or alter any payment obligation expressly set forth in the Purchase Agreement, whether or not such payment obligation arises before, at or after the Closing. Without limiting the generality of the foregoing, no such payment obligation shall constitute a "Pre-Closing Liability" or a "Post-Closing Liability" hereunder.


                              VI. MISCELLANEOUS

  6.1 JURISDICTION. Any suit, action or proceeding under or in connection with this Agreement or the Transaction shall be brought in any federal or state court of competent jurisdiction located in the State of Maryland. By execution of this Agreement, each party consents to the exclusive jurisdiction of such courts, and waives any right to challenge the jurisdiction of such courts or the appropriateness of venue in such courts. EACH PARTY HEREBY WAIVES ANY RIGHT TO TRIAL BY JURY IN CONNECTION WITH ANY SUIT, ACTION OR PROCEEDING UNDER OR IN CONNECTION WITH THIS AGREEMENT.

  6.2 NOTICES. Any notice required or permitted to be given under this Agreement shall be in writing and shall be hand-delivered, delivered by nationally recognized overnight courier, mailed by certified or registered mail, postage prepaid, return receipt requested, or telecopied with confirmation of receipt, to the addresses set forth below, or to such other addresses of which either party shall notify the other party in accordance with this Section 6.2, and shall be deemed given as of the time of such mailing or delivery, as applicable:

        If to MI:       Marriott Senior Living Services, Inc.
                        10400 Fernwood Road
                        Bethesda, Maryland 20817
                        Attention: Chief Financial Officer
                        Telecopy: 301/380-6540

        With a copy to: Marriott International Law Department
                        10400 Fernwood Road
                        Bethesda, Maryland 20817
                        Attention:  General Counsel
                        Telecopy: 301/380-6727

        And a copy to:  O'Melveny & Myers LLP
                        555 13th Street, N.W.
                        Washington, D.C.  20004
                        Attention:  David G. Pommerening
                        Telecopy:  202/383-5414

        If to Host:     Host Marriott Corporation
                        Asset Management Department 908
                        10400 Fernwood Road
                        Bethesda, Maryland  20817-1109
                        Attention:  Director, Senior Living Facilities
                        Telecopy:  301/380-6338

        with a copy to: Host Marriott Corporation
                        Law Department 923
                        10400 Fernwood Road
                        Bethesda, Maryland  20817-1109
                        Attention:  General Counsel
                        Telecopy:  301/380-6332

        with a copy to: Arnold & Porter
                        555 Twelfth Street, N.W.
                        Washington, D.C.  20004
                        Attention:  Michael D. Goodwin
                        Telecopy:  202/942-5999

  6.3 ASSIGNMENT. Neither Host nor MI shall, without the prior written consent of the other party, assign its rights or delegate its obligations under this Agreement. Notwithstanding the foregoing, (i) Host and MI may each assign their rights under this Agreement to any Person which is its Affiliate, so long as such Person remains its Affiliate, (ii) Host may assign its rights under this Agreement to any transferee of or successor to all or substantially all of the senior living communities owned, directly or indirectly, by Host, and (iii) MSLS may assign its rights under this Agreement to any transferee of or successor to all or substantially all of the senior living business conducted by MSLS.

  6.4 BINDING EFFECT. This Agreement shall be binding upon, and shall inure to the benefit of, Host, MI and their respective successors and permitted assigns. The Affiliates of Host and MI, the Company and the Subsidiaries (other than the Majority-Owned Subsidiaries) are intended as third party beneficiaries of this Agreement, and shall have the right to enforce this Agreement to the same extent as a party to this Agreement. The obligations of MI on the one hand, and Host on the other hand, shall be the joint and several obligations of all Persons comprising MI and Host, respectively.

  6.5 RELATIONSHIP TO MANAGEMENT AGREEMENT. Host and MI acknowledge that on the Closing Date, the Company and its Subsidiaries will be continuing Existing Management Agreements (together with certain Transition Agreements) and/or executing New Operating Agreements with respect to the Communities. In the event that any such Existing Management Agreement (together with the applicable Transition Agreement) or New Operating Agreement provides that Host, the Company or any Subsidiary, as owner, is required to pay any Liability or defend any Claim as to which Host, the Company or any Subsidiary is indemnified under this Agreement, such provision shall not affect the rights or obligations of the parties under this Agreement.

  6.6 LIABILITIES ARISING FROM CLOSING. Any Liability which arises from or as a result of the consummation of Closing shall not constitute a Pre-Closing Liability or a Post-Closing Liability. Nothing set forth in the foregoing sentence shall relieve any party from liability for a breach of or default under any representation, warranty or covenant in any Transaction Document.

                              [signatures on following page]

  IN WITNESS WHEREOF, MI and Host have executed this Agreement as of the Closing Date.


                                MARRIOTT SENIOR LIVING SERVICES, INC., a
                                Delaware corporation


                                By: /s/
                                    -------------------------------------
                                Its: President
                                    -------------------------------------


                                MARRIOTT INTERNATIONAL, INC., a
                                Delaware corporation


                                By: /s/
                                    -------------------------------------
                                Its: Vice-President
                                    -------------------------------------


                                HMC SENIOR COMMUNITIES, INC., a
                                Delaware corporation


                                By: /s/ Steven Fairbanks
                                    -------------------------------------
                                Its:
                                    -------------------------------------


                                HOST MARRIOTT CORPORATION, a
                                Delaware corporation


                                By: /s/ Steven Fairbanks
                                    -------------------------------------
                                Its: Vice-President
                                    -------------------------------------



LIST OF EXHIBITS

Exhibit A:  List of Certain Pending Claims

                                   EXHIBIT A

                        LIST OF CERTAIN PENDING CLAIMS

  1.  Russell F. Knapp in his capacity as Trustee of the Russell F. Knapp
      -------------------------------------------------------------------
Revocable Trust v. Forum Group, Inc. and Forum Retirement, Inc., Case No. IP
---------------------------------------------------------------
95-778-C-D/F, United States District Court, Southern District of Indiana, Indianapolis Division.

  2. Threatened action by limited partner(s) of Greenville Retirement Community, L.P. against Forum Group, Inc. and/or Marriott Senior Living Services, Inc. as general partner.